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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 1996 (except with respect to the matters discussed in Notes 1 and 2, as to which the date is December 12, 1996) included in Tennessee Gas Pipeline Company's Current Report on Form 8-K dated January 21, 1997 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP
Houston, Texas

February 27, 1997